Exhibit 3.1

Amendment No. 1 to The Bylaws

Of

CardioTech International, Inc.

Pursuant to the resolutions adopted by the Board of Directors of CardioTech International, Inc. (the "Company") on December 18, 2007, the following amendments to the Company’s Bylaws are hereby adopted effective as of December 18, 2007:

1. Section 5.1 is hereby deleted in its entirety and replaced with the following:

5.1 Shares of Stock. The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, (a) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, and (b) the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation.

2. Section 5.4 is hereby deleted in its entirety and replaced with the following:

5.4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any transfer of capital stock unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.